Exhibit 10.53.1

SECURITIES PURCHASE AGREEMENT
AMONG

BRIAZZ, INC.,

AND THE PARTIES LISTED ON SCHEDULE A

DATED DECEMBER 10, 2003

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated as of December 10, 2003 (this “Agreement”) is entered into by and among BRIAZZ, Inc., a Washington corporation (the “Company”), and the parties (each, a  “Purchaser” and collectively, the “Purchasers”) listed on the Schedule of Investors attached hereto as Schedule A (the “Schedule of Investors”), and Deutsche Bank London Ag, acting through DB Advisors LLC, a limited liability corporation (“DB”), as Administrative Agent with respect to the Notes, with respect to the following:

RECITALS

WHEREAS, the Company previously entered into that certain Securities Purchase Agreement, dated May 28, 2003, as amended on August 1, 2003 ("August Agreement") with certain investors (the “August Purchasers”), whereby the Company issued non-convertible secured promissory notes (the “August Notes”) and shares of Series F Convertible Preferred Stock;

WHEREAS, the Company intends to offer and sell up to $2.8 million in non-convertible secured promissory notes (the “Notes”) and shares of Series G Convertible Preferred Stock (the “Series G Stock”) convertible into a certain number of shares of the Company’s common stock, no par value;

WHEREAS, Purchasers are willing to purchase from the Company and the Company is willing to sell to Purchasers the Notes and Series G Stock on the terms and conditions set forth in this Agreement, and the Company is willing to grant the Purchasers (i) the security interest set forth in the security agreement (the “Security Agreement”) to be made by the Company in favor of the Purchasers, and (ii) the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) to be entered into among the Company and the Purchasers (this Agreement, the Notes, the Security Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.        Purchase and Sale of Securities

1.1        Sale and Issuance of the Notes and Series G Stock.

(a)        Notes.  Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase and the Company agrees to sell and issue to each Purchaser at the Closing (as defined below) a Note in the face amount of U.S. dollars set forth opposite each such Purchaser’s name on the Schedule of Investors.  The Notes issued to the Purchasers pursuant to this Agreement shall be substantially in the form of Exhibit A to this Agreement.

(b)        Series G Stock.  Subject to the terms and conditions of this Agreement, in connection with each Purchaser’s purchase of a Note at the Closing, each such Purchaser shall receive and the Company agrees to issue to such Purchaser at the Closing, the number of shares of Series G Stock set forth opposite each such Purchaser’s name on the Schedule of Investors.

(c)        Purchase Price.  The purchase price (the “Purchase Price”) of the Notes and Series G Stock to be paid by each Purchaser is set forth opposite each such Purchaser’s name on the Schedule of Investors under the heading “Amount and Form of Payment of Purchase Price.”

(d)        Individual Sale.  The Company’s agreement with each of the Purchasers is a separate agreement, and the sale to each of the Purchasers is a separate sale.

(e)        Allocation.  Each Purchaser shall allocate its purchase price for the Notes and Series G Stock in accordance with Exhibit C.

1.2       Grant of a Security Interest.   In connection with the Closing (as defined below), the Company shall have (a) executed and delivered the Security Agreement, substantially in the form attached hereto as Exhibit D, and (b) taken all other actions reasonably requested by the Purchasers necessary to perfect Purchasers’ security interest in the Company’s assets, in accordance with the terms of the Security Agreement.  In connection with the Closing (as defined below), the Purchasers shall have executed and delivered the Security Agreement.

1.3       Registration Rights Agreement.   In connection with the Closing (as defined below), the Company and the Purchasers shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

1.4       Closing.  Subject to the terms and conditions of this Agreement, the first closing will be held at the offices of Dorsey & Whitney LLP at 1420 Fifth Avenue, Suite 3400, Seattle, WA 98101 on or prior to December 10, 2003 (the “Initial Closing”).  One or more additional closings may occur (each such event, including the Initial Closing, a “Closing”), provided that no closing shall occur more than 30 calendar days after the Initial Closing.  The date upon which the Closing occurs shall be referred to hereinafter as the respective “Closing Date.”  At the Closing, on the terms and subject to the conditions hereof each Purchaser shall pay to the Company, by cashier’s check or wire transfer of immediately available funds the Purchase Price for the securities as specified in Section 1.1(c) above and on the Schedule of Investors, and in exchange for and upon receipt or confirmation of each such payment, the Company will issue and deliver the Notes and Series G Stock to the Purchasers.

2.0        Representations and Warranties of the Company

The Company hereby represents and warrants to Purchasers that, except as set forth in the corresponding paragraph of the Disclosure Schedule delivered by the Company to Purchasers on the date hereof (the “Disclosure Schedule”) (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Section 2):

2.1        Incorporation and Corporate Power.   The Company is a corporation duly organized and validly existing under the laws of the State of Washington, has all requisite corporate power and authority to carry on its business as presently conducted and, subject to approval of this Agreement by the Company’s shareholders, has the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.  The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in all material jurisdictions where such qualification or licensing is required.  The Company has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted.  The copies of the Company’s Articles of Incorporation and Bylaws, as amended to date (the “Charter Documents”), which have been furnished by the Company to Purchasers prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof.

2.2        Execution, Delivery; Valid and Binding Agreement.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement, other than the approval of this Agreement and related transactions by the shareholders of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by general principles of equity.

2.3        Approval of the Agreement.   The Board of Directors has, by resolutions duly adopted at a meeting on October 29, 2003 and November 25, 2003, approved the Transaction Documents and the transactions contemplated hereby and thereby, including the issuance of the Notes, Series G Stock and Conversion Shares.  None of the resolutions described in this Section 2.3 has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

2.4        No Conflict.   Except as set forth on Schedule 2.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transaction Documents by the Company do not and will not (a) violate, conflict with or result in the material breach of any provision of the Charter Documents of the Company, (b) conflict with or violate (or cause an event which could have a material adverse effect as a result of) any material Law (as defined below), or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Notes, Series G Stock or Conversion Shares or any of the material assets of the Company pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of the shares of the Company or any of such assets or properties is bound or affected.

2.5        Valid Issuance.   The Notes, the Series G Stock and the Conversion Shares (together, the “Securities”), when issued in compliance with the provisions of the Transaction Documents and the Charter Documents, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer imposed (i) by the Transaction Documents, (ii) under applicable state and/or federal securities laws as set forth on the certificates or instruments representing such securities, and (iii) as may be required by future changes in such laws.

2.6        No Breach.   The Company is not in violation or default of any material provisions of its Charter Documents.  The Company is in material compliance in all respects with all applicable material statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company’s assets, business or properties (“Law”).

2.7        Governmental Authorities; Consents.    Other than, if required, filings or qualifications under federal securities law or applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.  Except as set forth in Schedule 2.7 of the Disclosure Schedule, no approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of the Agreement) is required to be obtained by the Company in connection with its execution, delivery and performance of the Transaction Documents or the transactions contemplated hereby or thereby.

2.8       Subsidiaries.   The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.9       Capital Stock.   As of the date hereof, the capitalization of the Company consists of a total of 250,000,000 authorized Shares, 5,990,916 of which Shares are issued and outstanding, and 50,000,000 shares of Preferred Stock, of which 8,118,841 shares of Series F Stock are issued and outstanding.  Of the 33,000 shares of Series A Preferred Stock, 34,450 shares of Series B Preferred Stock, 30,000,000 shares of Series C Preferred Stock, 100 shares of Series D preferred stock and 25 shares of Series E preferred stock no shares are issued and outstanding.  All of the outstanding shares of capital stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.  Except for (A) 13,235,543 Shares reserved for future issuance pursuant to the Company’s stock incentive plans and agreements, of which 6,673,583 shares are the subject of currently outstanding option grants, (B) Shares reserved for issuance pursuant to the convertible secured note and warrant, each dated June 18, 2002, and the warrant dated December 3, 2002 issued by the Company to Laurus, (C) 930,404 Shares reserved for issuance pursuant to other outstanding warrants, (D) Shares of Series F Stock which may be issued pursuant to Section 8.9 of the Securities Purchase Agreement dated May 28, 2003, (D) Shares reserved for issuance pursuant to Series F Stock and Series G Stock, there are no other outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, subscriptions, obligations or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock.  The common stock constitutes the only class of equity securities of the Company registered or required to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.10        Registration Rights.   Except as set forth in Schedule 2.10 of the Disclosure Schedule or as contemplated by this Agreement or the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which the Company is bound granting to any person the right to require the Company to (i) file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any securities of the Company or requiring the Company to include such securities with the Conversion Shares registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of the Company.

2.11       SEC Filings; Financial Statements.   The Company has filed all required forms, reports and documents required under Section 13(a) of the Exchange Act (the “Company SEC Reports”) with the Securities and Exchange Commission (the “SEC”) since January 1, 2002, each of which complied at the time of filing in all material respects of the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed.  None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof.  The audited financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.  The Company's financial statements are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) (subject, in the case of interim financial statements, to the absence of footnote disclosures and other presentation items and normal, recurring, year-end adjustments).

2.12       Absence of Undisclosed Liabilities.  Except as reflected in the Company’s most recent balance sheet filed with and as part of the Company SEC Reports (the “Latest Balance Sheet”), the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit or would be otherwise material), or (ii) as otherwise set forth in Schedule 2.12 of the Disclosure Schedule. Reserves are reflected on the Latest Balance Sheet against all liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with GAAP.

2.13       Tax Matters. The Company and any affiliated, combined or unitary group of which the Company is or was a member, as the case may be (each, a “Tax Affiliate” and, collectively, the “Tax Affiliates”), has:  (i) timely filed (or has had timely filed on behalf of the Company or any Tax Affiliate) all returns, declarations, reports, estimates, information returns, and statements (“Returns”) required to be filed or sent by it in respect of any “Taxes” (as defined in subsection (f) below) or required to be filed or sent by it by a taxing authority having jurisdiction, which Returns are true, correct and complete in all material respects; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns or otherwise; and (iii) established on the Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable.

(b)  There are no liens for Taxes upon any assets of the Company or of any Tax Affiliate, except liens for Taxes not yet due and payable.

(c)  No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Tax Affiliates that has not been resolved and paid in full except as disclosed on Schedule 2.13(c).  No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending.  No adjustment relating to any Returns has been proposed formally or informally by any taxing authority and, to the best knowledge of the Company and Tax Affiliates, no basis exists for any such adjustment.  There are no pending or, to the best knowledge of the Company and the Tax Affiliates, threatened actions or proceedings for the assessment or collection of Taxes.

(d)  Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

(e)  Neither the Company nor any Tax Affiliate has any income reportable for a period ending after the Closing Date but attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the Closing Date that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction).  The Company and any Tax Affiliate has timely withheld, collected and paid over to the proper taxing authorities all Taxes required to have been withheld by the Company and any Tax Affiliate.

(f)  For purposes of this Agreement, the term “Taxes” means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

2.14         Compliance with Laws; Permits.

(a)        The Company is not in violation of or default under any Law applicable to it, the effect of which, individually or in the aggregate with such other violations and defaults, could reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

(b)        Schedule 2.14 of the Disclosure Schedule sets forth a brief description of each governmental order applicable to the Company or any of its properties or assets, and no such governmental order has or has had a material adverse effect or could affect the legality, validity or enforceability of this Agreement, any Transaction Document or the consummation of the transactions contemplated by this Agreement or thereby.

(c)        The Company has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities used in and, individually or in the aggregate, material to the business or financial condition of the Company (collectively, the “Permits”).  A true, correct and complete list of all the Permits is set forth in Schedule 2.14 of the Disclosure Schedule.  The Company has conducted its business in substantial compliance with all material terms and conditions of the Permits.

2.15        Brokerage.  No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

2.16        Disclosure.  The Company has fully provided the Purchasers with all information which the Purchasers have requested for deciding whether to purchase the Securities.  Neither this Agreement nor any other statement or certificate made or delivered in connection with the Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary not to make the statements herein untrue or misleading.  The Company is not aware of any facts pertaining to the Company  which could have a material adverse effect on the Company and which has not been disclosed in this Agreement or the Disclosure Schedule or the Company SEC Reports.  Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable.  As of the date hereof no facts have come to the attention of the Company that would, in its opinion, require the Company to revise or amplify in any material respect the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

2.17        Prior Representations. If Purchaser was a party to the August Agreement, Purchaser may rely upon the representations and warranties of the Company in paragraphs 2.4, 2.14 - 2.16, 2.18 - 2.22, 2.24 and 2.27 and 2.29, as modified by the Disclosure Schedule to the August Agreement, as of the date such representations and warranties were made.  The parties agree that the representations referenced in this paragraph are not being made as of the date hereof and the Company has no obligation to update any of such representations or the corresponding disclosure schedule.

3.        Representations and Warranties by the Purchasers.   Each Purchaser severally represents and warrants to the Company with respect to itself only as follows:

3.1        Investment Intent; Authority.   This Agreement is made with each Purchaser in reliance upon such Purchaser’s representation to the Company, evidenced by such Purchaser’s execution of this Agreement, that each such Purchaser is acquiring the Securities for the Purchaser’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or any state securities laws.  Each Purchaser has the full right, power, authority and capacity to enter into and perform the Transaction Documents and the Transaction Documents will constitute a valid and binding obligation of such Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

3.2        No Breach; Consents.   The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by each Purchaser of the transactions contemplated thereby do not conflict with or result in any material breach of any of the provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of, the Articles of Incorporation or Bylaws or other constating documents of each Purchaser, or any law, statute, rule or regulation or order, judgment or decree to which such Purchaser is subject.  Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of the Transaction Documents or the consummation of the transactions contemplated thereby.

3.3        Securities Not Registered.   Each Purchaser understands and acknowledges that the offering of the Securities will not be registered under the Securities Act or under any state securities laws on the grounds that the offering and sale of the Securities contemplated by this Agreement are exempt from registration under the Securities Act and under any state securities laws, and that the Company’s reliance upon such exemptions is predicated, in part, upon each Purchaser’s representations set forth in this Agreement.  Each Purchaser acknowledges and understands that resale of the Securities may be restricted indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from such registration and such qualification is available.

3.4        No Transfer.   Each Purchaser (and any Permitted Transferee) (i) acknowledges that the Notes and Series G Stock are non-transferable without the consent of the Company, except that each Purchaser (and any Permitted Transferee) shall be permitted to transfer any of the Notes and Series G Stock, in the case of a holder that is an entity, to its partners or members or to an entity affiliated with such holder, partner or member, or in the case of a holder that is a natural person, for estate planning purposes, provided that each transferee is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and the Company receives evidence satisfactory to it (which may include an opinion of counsel reasonably satisfactory to the Company) that such transfer will not result in a violation of the Securities Act or any state securities laws (a “Permitted Transferee”), and (ii) covenants that in no event will it dispose of any of the Conversion Shares, except (A) in conjunction with an effective registration statement under the Securities Act or pursuant to a transaction not requiring registration under the Securities Act and (B) in compliance with the applicable securities regulations and laws of any state.  Each Purchaser acknowledges and agrees that the Notes, Series G Stock and the Conversion Shares will contain a legend to the foregoing effect.

3.5        Accredited Investor.  Each Purchaser (i) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act; and (ii) has the ability to bear the economic risks of the prospective investment, including a complete loss of such Purchaser’s investment in the Securities.  If the Purchaser was organized for the purpose of acquiring the Securities, each equity investor of the Purchaser meets the requirements of parts (i) and (ii) of this subsection.

3.6        Access to Information.   Each Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.7        Knowledge and Experience.   Each Purchaser has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Securities.

3.8        Brokerage.   No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Purchaser.

4.        Payment of the Notes.

4.1        Optional Prepayments.  The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Notes in whole or in part without premium or penalty in accordance with each Purchaser’s respective Pro Rata Share.  “Pro Rata Share” means, as to any Purchaser at any time, a fraction, the numerator of which is the amount of the outstanding principal amount of the Note of such Purchaser at such time and the denominator of which is the aggregate outstanding principal amount of (i) the Notes of all Purchasers and (ii) the August Notes of all August Purchasers.

4.2        Option to Call for Prepayments.   Upon the occurrence of the following events, the Company shall provide to Administrative Agent written notice of such event and the Administrative Agent may require the Company to prepay the Notes in accordance with each Purchaser’s respective Pro Rata Share in an aggregate amount equal to 100% of the following:

(a)        Asset Dispositions.  The Net Available Proceeds of any disposition for cash of any asset or assets by the Company not in the ordinary course of business the combined consideration for which is $100,000 or greater (“Asset Disposition”).  “Net Available Proceeds” shall mean the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company directly or indirectly as consideration for such Asset Disposition, net (x) legal, title and recording tax expenses, commission and other fees and expenses paid by the Company in connection with such Asset Disposition, (y) and repayment by the Company of any indebtedness secured by property subject to such Asset Disposition and (z) any federal, state and local income tax estimated to be payable by the Company as a result of such Asset Disposition (but only to the extent that such estimated taxes are paid to the relevant federal state or local government authority within six months of the date of such Asset Disposition.

(b)        Excess Cash Flow.  Excess Cash Flow for the most recently completed fiscal year.  “Excess Cash Flow” means, for any fiscal year, an amount equal to (i) EBITDA minus (ii) the sum of (A) the aggregate amount of regularly scheduled payments required to be made by the Company on all items of indebtedness or liabilities that, in accordance with GAAP, would be classified as liabilities on the balance sheet of the Company, (B) all interest, premium payments, debt discount, fees, charges and related expenses of the Company in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and not already subtracted pursuant to clause (A) above, and the portion of rent expense of the Company with respect to such period under capital leases that is treated as interest in accordance with GAAP and (C) the amount of capital expenditures made in respect of the normal replacements and maintenance which are properly charged to current operations, in each case for such period.  “EBITDA” means, for any period, for the Borrower, an amount equal to net income for such period plus (i) the following amounts as stated on the financial statements for the appropriate period to the extent deducted in calculating such net income (A) interest charges for such period, (B) the provision for federal, state, local and foreign income taxes payable by the Borrower for such period, (C) the amount of depreciation and amortization expense deducted in determining such net income and (D) other expenses of the Company reducing such net income which do not represent a cash item in such period or any future period and minus (ii) all non-cash items increasing net income for such period.

(c)        Application of Mandatory Prepayments.  Each prepayment under this Section 4.2 shall be accompanied by interest accrued on the amount prepaid to the date of prepayment.

4.3        Repayment of the Notes.   The Company shall repay the Notes in accordance with the terms of the Notes.

4.4        Registered Form.   Any and all payments hereunder or under the Notes only will be payable to the registered holder of the Notes on the books of the Company.

4.5        Taxes.   The Company is authorized to withhold from payments hereunder or under the Notes and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and any such amounts withheld shall be treated as payments hereunder or under the Notes, as applicable.

5.        Administrative Agent.

5.1        Appointment and Authorization of Administrative Agent.   Each Purchaser hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

5.2        Delegation of Duties.   The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

5.3        Liability of Administrative Agent.   Neither the Administrative Agent nor any person related or affiliated with the Administrative Agent (“Agent-Related Person”) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Purchaser or participant for any recital, statement, representation or warranty made by any party to this Agreement (“Loan Party”) or any affiliate thereof, contained herein or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of or title to any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of any Loan Party or any other party to any Transaction Document to perform its obligations hereunder or thereunder.  Neither the Administrative Agent nor any Agent-Related Person shall be under any obligation to any Purchaser or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Loan Party or any affiliate thereof.

5.4        Reliance by Administrative Agent.   The Administrative Agent shall be entitled to rely, and shall be fully protected and incur no liability in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Purchasers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Purchasers.

5.5        Notice of Default.   The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default (as defined herein or in the Notes) unless the Administrative Agent shall have received written notice from a Purchaser or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Purchasers of its receipt of any such notice and forward a copy thereof to each Purchaser and will notify the Purchasers if it has actual knowledge that an Event of Default has occurred.  The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Purchasers.  However, if the Administrative Agent seeks and receives the consent of the Purchasers holding a majority of the outstanding principal amount of the Notes or acts in response to a direction by any Purchaser holding at least 5% of the outstanding principal amount of the Notes with respect to an Event of Default, the Administrative Agent shall take such action with respect to such Event of Default as directed.

5.6        Indemnification of Administrative Agent.   The Purchasers shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (as defined herein) incurred by it; provided, however, that no Purchaser shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Purchasers shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  The undertaking in this Section shall survive repayment of the Notes and the resignation of the Administrative Agent.  “Indemnified Liabilities” shall mean any costs or out-of-pocket expenses (including attorney costs) incurred by the Administrative Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company, including, without limitation, any actual or prospective claim, liability, loss, diminution in value, damages, costs and expenses, interest, awards, judgments and penalties, litigation, investigation or proceeding relating to any of the foregoing, (including, without limitation, attorneys’ and consultants’ fees and expenses) (a “Loss”) whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether the Administrative Agent is a party thereto.

5.7        Administrative Agent in its Individual Capacity.   With respect to its purchase of the Notes and Series G Stock, DB shall have the same rights and powers under the Transaction Documents as any other Purchaser and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Purchaser” and “Purchasers” include DB in its individual capacity.

5.8        Successor Administrative Agent.   The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Purchasers and the Company.  If the Administrative Agent resigns under this Agreement, the Purchasers shall appoint from among the remaining Purchasers a successor administrative agent for the Purchasers, which successor administrative agent shall be subject to the consent of the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed).  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Purchasers acting collectively shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Purchasers appoint a successor administrative agent as provided for above.

5.9        Administrative Agent May File Proofs of Claim.     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Administrative Agent and their respective agents and counsel and all other amounts due the Purchasers and the Administrative Agent under Section 5.6) allowed in such judicial proceeding; and

(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Purchasers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 5.6.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Purchaser any plan of reorganization, arrangement, adjustment or composition affecting the Losses or the rights of any Purchaser or to authorize the Administrative Agent to vote in respect of the claim of any Purchaser in any such proceeding.

5.10        Collateral Matters.     Subject to the limitations contained in the Security Agreement, the Purchasers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any security interest on any property granted to or held by the Administrative Agent under the Security Agreement or the Notes upon payment in full of the Notes secured by such security interest in the Collateral (as defined in the Security Agreement); and upon request by the Administrative Agent at any time, the Purchasers will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 5.10.

5.11        Plan of Reorganization.     In the event that proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or a voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced, the Purchasers and the Company agree that the Company and the Purchasers must unanimously agree upon and approve any plan of reorganization before such plan may be submitted by any of the Purchasers, whether in a secured capacity or otherwise, or the Company to a court of competent jurisdiction for formal approval and adoption.  None of the Company or any of the Purchasers shall unreasonably withhold its approval of such plan of reorganization.

6.        Event of Default.   An occurrence of any of the following, unless waived by the Purchasers in writing, shall constitute an “Event of Default” under this Agreement and the Notes:

6.1        Payment Default.   The Company fails to pay when due any amount owing under the Notes.

6.2        Covenant Default.   The Company shall fail to perform any obligation or violates any of the covenants, representations or warranties, contained in this Agreement, or fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in the Transaction Documents and such failure, if subject to cure, continues for a period of ten (10) days after written notice to the Company from the Administrative Agent.

6.3        Voluntary Bankruptcy or Insolvency Proceeding.   The Company shall (i) apply for or consent to the appoint of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in substantial part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing.

6.4        Involuntary Bankruptcy or Insolvency Proceeding.   Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement.

7.        Rights of the Purchasers upon Default.

7.1        Purchaser or Administrative Agent May Accelerate Notes.

Except as provided in Section 7.2 below, upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, each Purchaser or the Administrative Agent on behalf of all Purchasers may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to such Purchaser or all Purchasers, as the case may be, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents notwithstanding.

7.2        Automatic Acceleration of Notes.

Upon the occurrence or existence of any Event of Default described in Sections 6.3 and 6.4 of this Agreement, as the case may be, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence of any Event of Default, the Administrative Agent and each Purchaser shall have the right to exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by action at law or by suit in equity.

8.        Company Covenants.

8.1        Indemnification and Directors' and Officers' Insurance.  From and after the Initial Closing Date, the Company will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company's Board of Directors prior to the Initial Closing Date) and any indemnification provisions under the Charter Documents as in effect immediately prior to the Initial Closing Date.

(b)        For a period of six years after the Initial Closing Date, the Company will maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Initial Closing Date, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will the Company be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium).

(c)        The provisions of this Section 8.1 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. The Company will not, and Purchasers will not permit the Company to, merge or consolidate with any other entity unless the Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 8.1.

8.2        Taxes.

The Company and any Tax Affiliate shall pay, or cause to be paid, when due, all Taxes imposed on the Company and any Tax Affiliate; provided, however, the Company and any Tax Affiliate shall not be required to pay any such Tax so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and such Company or Tax Affiliate shall have set aside on its books adequate reserves (determined in accordance with generally accepted accounting principles) with respect to any such Tax so contested.

8.3        Dedicated Use of Proceeds.

  The Company shall use the proceeds of the sale of the Series G Stock and Notes to make the payments specified on Schedule 8.3.  The remainder of the proceeds shall be used as determined by the Board and the management of the Company.

9.        Conditions to the Obligations of the Purchasers.

Unless such conditions are waived by the Purchasers, the obligation of each Purchaser to purchase and pay for such Purchaser’s Note is subject to the satisfaction in the sole judgment of the Purchasers, on or before the Closing Date, of the following conditions:

9.1        Representations and Warranties.   The representations and warranties of the Company not qualified by materiality shall be true in all material respects, and the representations and warranties of the Company qualified by materiality shall be true and correct, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date.

9.2        Compliance.   The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

9.3        Consents.   The Company shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby, including but not limited to the consent of Laurus and CAPCO.

9.4        Board Authorization.   This Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall have been duly and validly authorized by the Board, and the Company shall have delivered to Purchasers evidence, in form satisfactory to Purchasers’ counsel, of such authorization and approval.

9.5        Deliveries by the Company.   Purchasers shall have received the following:

(a)   the Notes and the Series G Stock, for each of the Purchasers, for the amounts set forth in the Schedule of Investors for each Purchaser;

(b)   receipts for each of the Purchasers in the amount paid by such Purchaser;

(c)   a true and complete copy, certified by the Secretary, of the resolutions duly and validly adopted by the Board evidencing its authorization of the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

(d)   a copy of (i) the Articles of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Washington, as of a date not earlier than five business days prior to the Closing Date and accompanied by a certificate of the Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation since such date, and (ii) the Bylaws of the Company, certified by the Secretary of the Company;

(e)   valid existence or good standing certificates for the Company from the Secretary of State of the State of Washington and from the Secretary of State in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five business days prior to the Closing Date;

(f)   a written opinion from counsel for the Company, dated the date of the Closing Date, addressed to Purchasers and satisfactory to Purchaser’s counsel;

(g)   an executed copy of each of the Transaction Documents to the extent not provided under Section 9.5(a); and

(h)   a certificate from an officer of the Company stating that the conditions specified in Section 9 have been fulfilled.

9.6        Due Diligence.   Satisfactory completion of Purchasers’ due diligence investigation.

9.7          Laurus Documents.   Execution by Laurus, the Company, the Purchasers and Flying Food Group, LLC of an amendment to the existing Intercreditor Agreement reasonably acceptable to the Purchasers reflecting the relative rights among the parties.

10.     Conditions to Obligations of the Company.

10.1        Representations and Warranties.   The representations and warranties in Section 3 of this Agreement shall be true in all material respects on and as of the Closing Date as to all of the Purchasers with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality”).

10.2        Deliveries by the Purchaser.

At the Closing, each Purchaser shall deliver to the Company:

(a)        the purchase price amount, made in readily available funds, as set out beside such Purchaser’s name on the Schedule of Investors;

(b)        executed counterparts of each of the Transaction Documents; and

(c)        the certificates and other documents required to be delivered pursuant to this Section 10;

(d)        a certificate from an authorized representative of each Purchaser stating that the conditions specified in Section 10 have been fulfilled.

10.3        Consents.   The Company shall have obtained all required waivers, consents and agreements, including but not limited to consents from Laurus and CAPCO satisfactory to the Company, relating to the transactions contemplated by the Transaction Documents.

10.4        Compliance.   Each Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

11.        Indemnification.

  11.1        Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the Transaction Documents shall survive the Closing until the second anniversary of the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 2.1, 2.2, 2.7, 2.8, and 2.14 shall survive indefinitely and (ii) the representations and warranties made pursuant to Section 2.13 shall survive until the 120th day following the expiration of the applicable statute of limitations with respect to tax liabilities.  Neither the period of survival nor the liability of the Company with respect to the Company’s representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser.  If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Company, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

(b)        The representations and warranties of the Purchasers contained in this Agreement and the Transaction Documents shall survive the Closing until the second anniversary of the Closing Date; provided, however, that the representations and warranties made pursuant to Sections 3.1, 3.2, 3.6 and 3.7 shall survive indefinitely.  Neither the period of survival nor the liability of the Purchasers with respect to the Purchaser’s representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Company.  If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Company to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

11.2        Indemnification by the Company.

The Purchasers and their affiliates, officers, directors, employees, agents, successors and assigns (each a “Purchaser Indemnified Party”) shall be indemnified and held harmless by the Company for and against any and all Losses, arising out of or resulting from:

(a)        the breach of any representation or warranty made by the Company contained in this Agreement and the Transaction Documents; or

(b)        the breach of any covenant or agreement by the Company contained in the Transaction Documents.

To the extent that the Company’s undertakings set forth in this Section 11.2 may be unenforceable, the Company shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

11.3        Indemnification by the Purchasers.

Each of the Purchasers, on a several and not joint basis, hereby agrees to indemnify and hold harmless the Company and its affiliates, officers, directors, employees, agents, successors and assigns (each a “Company Indemnified Party”) for and against any and all Losses, arising out of or resulting from:

(a)        the breach of any representation or warranty made by such Purchaser contained in this Agreement or the Transaction Documents; or

(b)        the breach of any covenant or agreement by such Purchaser contained in this Agreement or the Transaction Documents.

To the extent that any indemnification obligation of a Purchaser pursuant to this Section 11.3 may be unenforceable under applicable Law, such Purchaser shall contribute the maximum amount that it is are permitted to contribute in respect of such indemnification obligation under such applicable Law in satisfaction of all Losses incurred by the Company Indemnified Parties.

11.4        Indemnification.

  An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.  The obligations and liabilities of the Indemnifying Party under this Section 11 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section IX (“Third Party Claims”) shall be governed by and be contingent upon the following additional terms and conditions:  if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 11 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Section 11.  If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party.  In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.  No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

11.5        Limits on Indemnification.

  Notwithstanding the provisions of this Section 11, the Indemnifying Party shall not be liable to the Indemnified Party until the aggregate amount of all indemnifiable Losses exceeds $50,000 (the “Basket Amount”), in which case the Indemnifying Party shall be obligated to indemnify the Indemnified Parties for the aggregate amount of all such indemnified Losses including the Basket Amount up to the maximum amount as specified in this Section 11.5.  The maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 11.2(a) or 11.3(a), as the case may be, shall be an amount equal to the Purchase Price.

12.        Termination.

12.1     Termination.   This Agreement may be terminated at any time prior to the Closing Date:

(a)        by the mutual consent of Purchasers and the Company;

(b)        by any Purchaser, on the one hand, or the Company, on the other, if there has been a material misrepresentation, material breach of warranty or material breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; or

(c)        by any Purchaser, on the one hand, or the Company, on the other, if the transactions contemplated by this Agreement have not been consummated by December 30, 2003; provided that, no party will be entitled to terminate this Agreement pursuant to this Section 12.1(c) if such party’s willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement.

12.2        Effect of Termination.   In the event of termination of this Agreement by any Purchaser, on the one hand, or the Company, on the other, as provided in Section 12.1, all provisions of this Agreement shall terminate and there shall be no liability on the part of any of Purchasers or the Company or their respective shareholders, officers, or directors, except that Sections 8.1(b), 13.3 and 13.5 hereof shall survive indefinitely, except that parties shall remain liable for willful breaches of this Agreement prior to the time of such termination.

13.        Miscellaneous.

13.1        Waivers, Amendments and Termination.   Except as otherwise provided, any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and each Purchaser.

13.2        Press Releases and Announcements.   Prior to the Closing Date, no party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company without prior written approval of the other party hereto, except as may be necessary to comply with the requirements of this Agreement or applicable law.  If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

13.3        Legal Fees and Expenses.   Each party to this Agreement shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Documents; provided, however, that, on the Closing Date or promptly thereafter, the Company shall reimburse all reasonable legal fees and expenditures incurred by counsel to the Purchasers with respect to the negotiation, execution, delivery and performance of the Transaction Documents as set forth on Schedule 8.3.

13.4        Entire Agreement.   This Agreement and the Transaction Documents together with all exhibits attached hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  This Agreement shall govern with respect to any inconsistencies between this Agreement and any other Transaction Documents.

13.5        Governing Law.   The Transaction Documents and all actions arising out of or in connection with the Transaction Documents shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York.  The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

13.7        Notices, etc.   All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to a Purchaser, to the address set forth on such Purchaser’s signature page hereto, or at such other address or number as the Purchaser shall have furnished to the other parties in writing, with a copy (which shall not constitute notice) to Shearman & Sterling, 599 Lexington Avenue, New York, NY  10022-6069, Telecopy:  (212) 848-7179, Attention: Stephen Besen, or (b) if to the Company, at BRIAZZ, INC., 3901 - 7th Avenue South, #200, Seattle, WA 98108, Attention: Chief Executive Officer, fax (206) 467-1970, with a copy to Dorsey & Whitney LLP, 1420 Fifth Avenue, Suite 3400, Attention: Kimberley R. Anderson, fax (206) 903-8820 or at such other address or number as the Company shall have furnished to the Purchasers in writing.

13.7         Validity.   If any provision of the Transaction Documents shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.8        Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.  Facsimile signatures shall have the same force and effect as original signatures.

13.9        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

13.10        Assignment.  This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and the other Purchasers (which consent may be granted or withheld in the sole discretion of the Company or the Purchasers); provided, however, that each of the Purchasers may assign this Agreement or any of its rights and obligations hereunder to one or more affiliates of such Purchaser without the consent of the Company or the other Purchasers.

13.11        No Third Party Beneficiaries.   Except for the provisions of Section 11 and Section 8.1 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any union or any current employee or former employee of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

13.12        Waiver of Jury Trial.   Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 13.12

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:
BRIAZZ, INC., a Washington corporation
By: Its:

PURCHASER:
DEUTSCHE BANK LONDON AG, acting through DB ADVISORS, LLC, for itself and as ADMINISTRATIVE AGENT By: Name: Title: Address: Fax: Attn:

SCHEDULE OF INVESTORS

Investor Name and Address	Principal Amount of Note	Number of Shares of Series G Stock	Amount and Form of Purchase Price
DB Advisors, LLC	$500,000	629,723	$500,000 cash
Victor D. Alhadeff	$500,000	629,723	repayment of Company’s U.S. Bank term note

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF ARTICLES OF AMENDMENT

EXHIBIT C

ALLOCATION OF PURCHASE PRICE

            The purchase price for a Note and Series G Stock shall be allocated to the Note and Series G Stock in the following amounts:

Series G Stock             $____ per share

Notes               remainder of the Purchase Price

EXHIBIT D

FORM OF SECURITY AGREEMENT

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT